UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2010
Constant Contact, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 33707	04-3285398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Third Floor
Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 1, 2010, Constant Contact, Inc. (the “Company”) announced that Harpreet S. Grewal has been appointed as Executive Vice President, Chief Financial Officer and Treasurer of the Company, with an expected start date of July 6, 2010. Upon Mr. Grewal’s start date, Robert P. Nault will step down as the Company’s interim Chief Financial Officer and will remain the Company’s Vice President and General Counsel.
     Mr. Grewal, age 43, served as Chief Financial Officer of TheLadders.com, an online job search platform and recruiting company, from September 2009 to June 2010. From October 2006 to October 2008, Mr. Grewal served as Executive Vice President and Chief Financial Officer of Vistaprint Limited, a publicly traded provider of marketing services to small businesses. From August 2002 to September 2006, Mr. Grewal served as Senior Vice President and Chief Financial Officer of GoldenSource Corporation, a global provider of enterprise data management software for financial institutions. From July 1999 to August 2002, Mr. Grewal served as Chief Financial Officer of eGain Communications, a publicly traded provider of CRM software solutions. From 1996 to 1999, Mr. Grewal served in numerous finance and strategy positions during his tenure at PepsiCo and Pepsi-Cola North America. Mr. Grewal also worked in the early 1990s in the investment banking group at Wasserstein Perella & Co. Mr. Grewal received a Bachelor of Arts degree in Economics from the University of California at Berkeley in 1988 and a Master of Arts in International Studies from Johns Hopkins School of Advanced International Studies in 1996. Mr. Grewal has not served as a director of a public company during the past five years.
     There are no family relationships between Mr. Grewal and any director or other executive officer of the Company, or with any person selected to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions proposed, in which Mr. Grewal, or any member of his immediate family, has a direct or indirect material interest.
     On May 25, 2010, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Grewal in connection with Mr. Grewal’s appointment as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Under the Letter Agreement, Mr. Grewal will serve as an at-will employee of the Company and will receive an annual base salary of $300,000, as it may be adjusted in the sole discretion of the compensation committee of the Company’s board of directors (the “Compensation Committee”). Mr. Grewal will be eligible to participate in the Company’s 2010 executive cash incentive bonus program, with an annualized target bonus of $200,000, which will be prorated to reflect the actual number of days that Mr. Grewal is employed by the Company during 2010. Mr. Grewal will also be eligible to participate in benefit programs that the Company establishes and makes available to its employees from time to time to the same extent available to similarly situated employees of the Company.
     Pursuant to the Letter Agreement and subject to approval by the Compensation Committee, Mr. Grewal will receive the following equity-based awards under the Company’s 2007 stock incentive plan:
•	The Company will grant Mr. Grewal a stock option to purchase 40,000 shares of the Company’s common stock, which stock option will vest as to 25% of the shares underlying such stock option on the first anniversary of the date of grant and as to 6.25% of the shares originally underlying such stock option for each of the 12 calendar quarters thereafter, subject to Mr. Grewal’s continued employment with the Company. The exercise price of Mr. Grewal’s stock option will be equal to the closing, or last sale, price of the Company’s common stock on the Nasdaq Global Market on the date of grant. Mr. Grewal’s stock option will be an incentive stock option, to the extent permitted by the Internal Revenue Code of 1986, as amended, and will have a ten-year term.

•	The Company will grant to Mr. Grewal 80,000 restricted stock units, of which 20,000 units will vest upon the achievement by the Company of a specified annualized revenue run rate target, provided that such target is achieved by December 31, 2014. The remaining 60,000 units will vest as to 25% of such units on the first anniversary of the date of grant and as to 6.25% of such units for each of the 12 calendar quarters thereafter.
     If the Company undergoes a “change of control” (as will be defined in the agreements evidencing the awards described above), 50% of any then-unvested awards will vest immediately prior to the effective time of such change of control. In addition, if Mr. Grewal’s employment is terminated within the one-year period following such change of control without “cause” (as defined in the Letter Agreement), then the remaining unvested balance of such awards will vest as of such date of termination.
     If Mr. Grewal’s employment with the Company is terminated by the Company without cause or by Mr. Grewal for “good reason” (as defined in the Letter Agreement), Mr. Grewal will continue to receive his base salary and health and dental insurance benefits for 12 months after the date of Mr. Grewal’s termination, in each case subject to Mr. Grewal’s execution and delivery of a severance agreement and release satisfactory to counsel for the Company.
     If Mr. Grewal’s employment with the Company is terminated by the Company with cause or by Mr. Grewal without good reason, Mr. Grewal will be entitled to receive earned but unpaid base salary, accrued but unused vacation time in accordance with the Company’s standard vacation accrual policies and any unpaid expense reimbursements in accordance with the Company’s standard expense reimbursement policies.
     The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     A copy of the press release issued by the Company on June 1, 2010 announcing Mr. Grewal’s appointment as Executive Vice President, Chief Financial Officer and Treasurer is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          See Exhibit Index hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: June 1, 2010	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President, General Counsel and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated as of May 25, 2010, between the Company and Harpreet S. Grewal

99.1	Press Release issued by the Company on June 1, 2010